UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 26, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

EXPLANATORY NOTE

FedNat Holding Company (the “Company”) is filing this Amendment No. 1 to its Form 8-K filed on October 26, 2022 (the “Original Form 8-K”) to report that the last date of trading of the Company’s common stock on Nasdaq will be Friday, November 4, 2022. The disclosures under Item 3.01 in the Original Form 8-K have been amended and restated in their entirety below.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(d) On October 26, 2022, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) of the decision on October 25, 2022 by the Company’s Board of Directors to voluntarily delist the Company’s common stock from the Nasdaq Global Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission on or about November 7, 2022 in connection with such voluntary delisting.

The Company has been advised by Nasdaq that, due to concerns regarding the Company’s noncompliance with Nasdaq’s continued listing requirements, trading in the Company’s common stock will not continue beyond the date of filing the Form 25. Therefore, trading in the Company’s common stock will be suspended prior to market open on November 7, 2022 and Friday, November 4, 2022 will be the last day of trading of the Company’s common stock on Nasdaq.

The Company may discuss with market makers for its common stock the possibility of having its common stock quoted on the over-the-counter market, but no arrangements have yet been made in that regard. There can be no assurances that any brokers will continue to make a market in the Company’s common stock or that trading of the common stock will continue on the over-the-counter market or otherwise.

As previously reported, the Company has been out of compliance with certain of the Nasdaq listing rules, including Nasdaq Listing Rule 5450(a)(1), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A), which provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive business days. To regain compliance with these listing rules, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to November 27, 2022. In addition, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because of the ongoing delay in the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Because of uncertainties surrounding the Company’s ability to regain compliance with the foregoing Nasdaq listing rules, the Company’s Board of Directors has determined that the voluntary delisting of the Company’s common stock will be in the best interests of the Company and its shareholders. The Board’s decision was based on careful review of several factors, including the likely inability of the Company to regain compliance with the foregoing Nasdaq listing rules and the significant costs associated therewith (including costs associated with requesting a hearing to obtain an extension of time for compliance), the benefits to the Company of eliminating the expense of the Nasdaq listing fees, and eliminating the demands on management’s time of complying with the Nasdaq listing standards.

Item 7.01.	Regulation FD Disclosure
The Company has issued an updated press release on October 26, 2022 reflecting the change in the last date of trading of the Company’s common stock on Nasdaq. The updated press release is attached to this Amendment No. 1 to Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.
99.1	FedNat Holding Company Press Release dated October 26, 2022 (updated)
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: October 26, 2022	By:	/s/ David K. Patterson

Name:	David K. Patterson
Title:	Interim Chief Executive Officer
(Principal Executive Officer)